UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TENGION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0214813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3929 Westpoint Boulevard, Suite G Winston-Salem, NC 27103 (336) 722-5855
(Address of Principal Executive Offices)

TENGION, INC. 2010 STOCK OPTION AND INCENTIVE PLAN
(Full Title of the Plan)

A. Brian Davis Chief Financial Officer and Vice President, Finance Tengion, Inc. 3929 Westpoint Boulevard, Suite G Winston-Salem, NC 27103
(Name and Address of Agent For Service)
(336) 722-5855
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Marc A. Rubenstein, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001, par value per share	98,676	$0.67	$66,112.92	$9.02

(1)           Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $0.67 per share, which represents the average of the high and low prices of the Common Stock reported on the OTCQB tier of the OTC Marketplace for March 27, 2013.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

General Instruction E Information

On May 21, 2010, Tengion, Inc., (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-166996), with respect to 1,650,000 shares of common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2010 Stock Option and Incentive Plan, and 709,634 shares of Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan. That filing is hereby incorporated by reference.

Pursuant to Section 3(a) of the 2010 Stock Option and Incentive Plan, on the first day of each fiscal year of the Registrant beginning in 2011, an annual increase is made to the number of shares available for issuance under the 2010 Stock Option and Incentive Plan, which is also known as an “Evergreen Increase.”

On April 18, 2011, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-173573), with respect to 495,431 shares of Common Stock, which became available on January 1, 2011, pursuant to the 2011 Evergreen Increase and which may be issued pursuant to the Registrant’s 2010 Stock Option and Incentive Plan.  That filing is incorporated herein by reference.

On January 3, 2012, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-178864), with respect to 958,519 shares of Common Stock, which became available on January 1, 2012, pursuant to the 2012 Evergreen Increase and which may be issued pursuant to the Registrant’s 2010 Stock Option and Incentive Plan.  That filing is incorporated herein by reference.

This Registration Statement on Form S-8 is being filed with respect to the Evergreen Increase on the first day of fiscal year 2013, which equals 98,676 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)
the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 28, 2013 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)
the Registrant's Current Reports on Form 8-K filed with the Commission on January 7, 2013 (Items 1.01 and 9.01), February 4, 2013 (Items 1.01 and 9.01), February 14, 2013 (Items 1.01 and 9.01) and February 20, 2013 (Item 3.02);

(c)
the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 9, 2010 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.   Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, this 1st day of April, 2013.

TENGION, INC.

By:	/s/ John L. Miclot
John L. Miclot
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant hereby severally constitute and appoint John L. Miclot and A. Brian Davis, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Title		Date
/s/ John L. Miclot	President and Chief Executive Officer, Director (Principal Executive Officer)	April 1, 2013
John L. Miclot

/s/ A. Brian Davis	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2013
A. Brian Davis

/s/ David I. Scheer	Chairman of the Board of Directors	April 1, 2013
David I. Scheer

/s/ Carl-Johan Dalsgaard	Director	April 1, 2013
Carl-Johan Dalsgaard

/s/ Diane K. Jorkasky	Director	April 1, 2013
Diane K. Jorkasky

/s/ Richard Kuntz	Director	April 1, 2013
Richard Kuntz

/s/ Lorin J Randall	Director	April 1, 2013
Lorin J. Randall

INDEX TO EXHIBITS

Item No.	Description of Exhibits

4.1
2010 Stock Option and Incentive Plan, Form of Incentive Stock Option Agreement, Form of Non-Qualified Stock Option Agreement and Form of Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.34 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164011)).

5.1	Opinion of Ropes & Gray LLP. *

23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm. *

23.2	Consent of Ropes & Gray LLP (filed as part of Exhibit 5.1). *

24.1	Power of Attorney (see signature page). *

*Filed herewith.